Exhibit 4.7

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 5:00 P.M. (CALGARY TIME) ON APRIL 30, 2009.  UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 1, 2008.

AS APPLICABLE, WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MARCH 1, 2008.

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

KODIAK ENERGY, INC.

AGENT’S WARRANT TO PURCHASE COMMON SHARES

THIS IS TO CERTIFY that for value received, Research Capital Corporation (the “Agent’’) is entitled to purchase, subject to adjustment, up to 4,000 common shares of KODIAK ENERGY, INC. pursuant to this Agent’s Warrant (as defined below) on the following terms and conditions:

1.	INTERPRETATION

1.1	Definitions

In these terms and conditions:

(a)	“Affiliate” has the meaning assigned in the Securities Act (Alberta);

(b)	“Agent’s Warrant” mean this warrant to purchase Common Shares as authorized under subsection 2.1 and outstanding from time to time;

(c)	“Associate” has the meaning assigned in the Securities Act (Alberta);

(d)
“Common Share” or “Common Shares” means common shares in the capital of the Corporation as constituted at the date of the Agent’s Warrant and any shares substituted for such shares or resulting from any subdivision or consolidation of such shares;

(e)	“Corporation” means KODIAK ENERGY, INC. or a successor corporation bound under this agreement pursuant to section 6;

(f)
“Director” means a director of the Corporation for the time being, and reference, without more, to action by the directors means action by the directors of the Corporation as a board, or whenever duly empowered, action by a committee of the board; and

(g)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization.

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.2	Interpretation Not Affected by Headings

The division of these terms and conditions into sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of these terms and conditions.

1.3	Applicable Law

The Agent’s Warrant will be governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

1.4	Currency

A reference to currency in this Agent’s Warrant certificate means United States dollars, unless otherwise indicated.

2.	WARRANT TO PURCHASE

2.1	Agent’s Warrant and Terms

This Agent’s Warrant entitles the Agent to acquire 4,000 previously unissued Common Shares in the capital of the Corporation at an exercise price of US$3.00 per Common Share from the date hereof until 5:00 p.m. (Calgary Time) on April 30, 2009, subject to adjustment as provided below (the “Exercise Price”).

2.2	Additional Common Shares

The Agent’s Warrant will not restrict the Corporation from issuing further Common Shares in its capital or rights to purchase Common Shares while the Agent’s Warrant is outstanding.

2.3	Issue in Substitution for Lost Certificates

If an Agent’s Warrant certificate is mutilated, lost, destroyed or stolen:

(a)
the Corporation will issue and deliver a new Agent’s Warrant certificate in substitution for the one mutilated, lost, destroyed or stolen, and the substituted Agent’s Warrant certificate will entitle the Agent to the same rights and benefits as the mutilated, lost, destroyed or stolen Agent’s Warrant certificate;

(b)	the Corporation will be entitled to require the Agent to provide:

(i)	proof of loss, destruction or mutilation of the Agent’s Warrant certificate;

(ii)	an indemnity in the amount and form acceptable to the Corporation; and

(iii)	payment of the reasonable costs of the Corporation to replace the Agent’s Warrant certificate.

2.4	Not a Shareholder

The Agent’s Warrant does not entitle the Agent to any rights as a shareholder of the Corporation.

3.	TRANSFER AND NOTICE

3.1	No Transfer of Agent’s Warrant

The Agent’s Warrant evidenced hereby is non-assignable, non-transferrable and non-negotiable and may not be exercised by or for the benefit of any person other than the Agent.

3.2	Notice

Any notice by the Corporation to the Agent or the Agent to the Corporation may be delivered, mailed or sent by facsimile.  Notices delivered are deemed to be received on actual delivery.  Notices mailed are deemed to be received on the fifth business day after mailing and notices sent by facsimile are deemed to be received at the time of transmission.

4.	EXERCISE OF AGENT’S WARRANT

4.1	Method of Exercise of Agent’s Warrant

The right to purchase Common Shares conferred by the Agent’s Warrant may be exercised by the Agent by surrendering this certificate, with a duly completed and executed subscription in the form attached together with cash, certified cheque or bank draft payable to the Corporation in an amount equal to the applicable Exercise Price multiplied by the number of Common Shares subscribed for to the Corporation at its office located at Calgary, Alberta.

4.2	Effective Date of Issue

Any Common Shares issued on the exercise of the Agent’s Warrant will be issued effective on the date the Agent’s Warrant certificate is surrendered and payment is made as provided for in subsection 4.1 hereof.

4.3	Right of Shareholder

As promptly as possible and in any event within five business days after receipt of the notice and payment in full of the Exercise Price for the total number of Common Shares to be purchased, the Corporation shall cause the Agent, or such person as may be designated by the Agent (where pertaining to registration only and if in compliance with applicable securities laws) to be recorded in its register of shareholders as holder of the number of fully paid, non-assessable Common Shares so purchased (the date upon which the Agent is so recorded as registered holder being referred to in this subparagraph 4.3 as the “Registry Date”).  The Agent shall have full rights as a shareholder of the Corporation with respect to Common Shares acquired pursuant to the Agent’s Warrant on or after the Registry Date, and no adjustment shall be made for dividends or other rights for which the record date is prior to the Registry Date.  The Corporation agrees to issue share certificates in respect of all Common Shares so purchased as soon as possible after the Registry Date, and in any event within five business days thereafter.

4.4	Subscription for Less than Entitlement

The Agent may subscribe for and purchase a number of Common Shares less than the number to which he is entitled to purchase pursuant to the surrendered Agent’s Warrant certificate and the Corporation will deliver to the Agent a new Agent’s Warrant certificate representing the right to purchase the balance of the Common Shares which the Agent was entitled to purchase pursuant to the surrendered Agent’s Warrant certificate at the same price and on the same terms and conditions as the surrendered Agent’s Warrant certificate.

4.5	Fractions of Common Shares

The Agent’s Warrant will not entitle the Agent to purchase a fraction of a Common Share.

4.6	Expiry of Agent’s Warrant

After 5:00 p.m. (Calgary Time), on April 30, 2009, all rights hereunder will wholly cease and terminate and the Agent’s Warrant will be void and of no effect.

4.7	Adjustment of Number and Price

If and whenever during the term as set out in subparagraph 2.1:

(a)	the outstanding Common Shares are subdivided or are consolidated into a greater or lesser number of Common Shares, respectively;

(b)	the Common Shares are reclassified, exchanged for or converted into other shares, securities or property;

(c)	a stock dividend has been declared and paid on the Common Shares;

(d)
there has been an amalgamation, merger, consolidation or other reorganization affecting the Corporation (resulting in an exchange of all of the outstanding Common Shares for shares of another corporation); or

(e)	there has been a transfer of all or substantially all of the assets of the Corporation to another Corporation or entity,

(any of such events being referred to in this subparagraph 4.7 as a “Change”), then the Agent, in exercising its Agent’s Warrant, whether in whole or in part, after the effective date of the Change shall be entitled to receive and shall accept and the Corporation shall deliver upon such exercise in accordance with this Agreement, in lieu of the number of Common Shares deliverable prior to the effective date of this Change, the aggregate number and kinds of Common Shares or other securities or amount of property which the Agent would have been entitled to as a result of the Change if, on the effective date thereof, it had been the registered holder of the number of Common Shares it would have received had it exercised the Agent’s Warrant or relevant portion hereof immediately before the effective date of the Change.  The adjustments provided for in this subparagraph 4.7 shall be cumulative.  The necessary adjustments shall be made in the application of the provisions of this Agreement with respect to the rights and options of the Agent after any Change to the end that the provisions hereof shall thereafter correspondingly apply, as nearly as may reasonably be, in relation to any Common Shares or other securities or property to which the Agent is entitled on the exercise of the Agent’s Warrant granted hereunder.  The Corporation shall, as soon as practicable after becoming aware of any Change, notify the Agent thereof and set forth in a supplement to this Agreement approved by the board of directors of the Corporation the adjustment resulting from such Change.  In the event that the Agent shall disagree with an adjustment, the Corporation’s auditors at the sole expense of the Corporation shall determine the adjustment conclusively.

4.8	United States

The Agent’s Warrant may not be exercised within the United States by or on behalf of any U.S. person or person in the United States, nor will certificates representing Common Shares be delivered in the United States unless the Common Shares issuable upon exercise of the Agent’s Warrant are registered under the U.S. Securities Act of 1933, as amended, and the securities laws of all applicable states of the United States or an exemption from such registration requirement is available.  If the Agent exercises the Agent’s Warrant it shall provide to the Corporation either: (i) written certification that it is not a U.S. person and that such options are not being exercised within the United States or on behalf of, or for the account of, a U.S. person or a person in the United States; or (ii) a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the Common Shares have been registered under the U.S. Securities Act of 1933, as amended, and applicable state securities laws or are exempt from registration thereunder.

4.9	Legends

Any Common Shares issued pursuant to the exercise of the Agent’s Warrant prior to March 1, 2008, will bear the following legends:

“Unless permitted under securities legislation, the holder of this security must not trade the securities before March 1, 2008,”

and

“These securities were issued in an offshore transaction to persons who are not U.S. persons pursuant to Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”).  Accordingly, none of the securities to which this certificate relates have been registered under the 1933 Act, or any U.S. State Securities Laws, and, unless so registered, none may be offered or sold in the United States or, directly or indirectly, to U.S. persons except pursuant to an effective registration statement or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.  In addition, hedging transactions involving the securities may not be conducted unless in accordance with the 1933 Act.”

and if applicable:

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until March 1, 2008.”

5.	COVENANTS BY THE CORPORATION

5.1	General Covenants

The Corporation hereby represents and covenants that:

(a)
all Common Shares that may be issued upon the exercise of the Agent’s Warrant (assuming, in each case, receipt by the Corporation of the applicable Exercise Price therefore), upon issuance, be validly issued and fully paid and non-assessable shares and, in each case free from any and all taxes, liens and charges relating to the issuance thereof; and

(b)
at all times during the term as set out in subparagraph 2.1, the Corporation shall have authorized and reserved for issuance a sufficient number of Common Shares to provide for the exercise of the Agent’s rights hereunder.

5.2	Notice of Record Date

Subject to any requirement for a longer notice period pursuant to applicable law, at least 21 calendar days prior to the effective date or record date, as the case may be, of any event referred to in subsection 4.7, whether or not the event requires or might require an adjustment in the rights hereto, the Corporation shall give notice to the Agent of the particulars of such event and, if determinable, any adjustment, provided that in case any adjustment for which a notice has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable give notice to the Agent of the adjustment.

The Corporation covenants with the Agent that it will not close its transfer books or take any other corporate action which might deprive the Agent of the opportunity to exercise its rights of acquisition pursuant thereto during the period of 21 calendar days after the giving of the notices.

6.	MODIFICATION OF TERMS, MERGER, SUCCESSORS

6.1	Corporation May Merge on Certain Terms

The Agent’s Warrant will not prevent the Corporation from amalgamating or otherwise merging with another corporation or corporations, if the resulting entity is bound or agrees to be bound by the terms of the Agent’s Warrant.

6.2	Successor Corporation Substituted

If the Corporation is amalgamated or otherwise merged with or into any other corporation or corporations, the successor corporation formed by such consolidation or amalgamation, or into which the Corporation is merged will be substituted for the Corporation hereunder.  Such changes in phraseology and form (but not in substance) may be made in the Agent’s Warrant as may be appropriate in view of such consolidation, amalgamation, merger or transfer.

7.	EXECUTION

This certificate shall not be valid for any purpose whatever unless and until it has been executed by a duly authorized signatory of the Corporation.

IN WITNESS WHEREOF, KODIAK ENERGY, INC. has caused this Agent’s Warrant certificate to be signed by its officers duly authorized as of October 30, 2007.

KODIAK ENERGY, INC.

Per:
Authorized Signatory

SUBSCRIPTION FORM

TO:      KODIAK ENERGY, INC.

The undersigned holder of this Agent’s Warrant hereby subscribes for _______________ previously unissued common shares (“Common Shares”) in the capital of KODIAK ENERGY, INC. (the “Corporation”) pursuant to this Agent’s Warrant at US$3.00 per Common Share in accordance with the terms and conditions specified in this Agent’s Warrant certificate.  This subscription is accompanied by a certified cheque or money order payable to the Corporation in the amount of $______________, being the whole amount of the purchase price of the said Common Shares.

The undersigned represents and warrants to the Corporation that it is not exercising this Agent’s Warrant in the United States or on behalf of, or for the account of, a U.S. person or a person in the United States.

Please register the Common Shares in the name and address appearing on the face of this Agent’s Warrant certificate or as follows:

Name	Address	Number of Common Shares

TOTAL:

(Please print full name in which share certificates are to be issued.)

Dated this ______ day of ________________, 200____.

In the presence of:

RESEARCH CAPITAL CORPORATION

Per:
Authorized Signatory

Name

Title

Instructions

1.
The Agent may exercise its right to subscribe for Common Shares by completing this form and surrendering this form and the certificate representing the Agent’s Warrant being exercised to the Corporation at its principal office, together with cash, a certified cheque, bank draft or money order payable to or to the order of the Corporation in an amount equal to the applicable Exercise Price (as defined in the Agent’s Warrant certificate) multiplied by the number of Common Shares subscribed for.  Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Agent’s Warrant.

2.
If the Subscription Form indicates that Common Shares are to be issued to a person or persons other than the Agent, the signature of such holder on the Subscription Form must be guaranteed by a Schedule “I” major chartered bank/trust company, or a member of an acceptable Medallion Guarantee Program.  The guarantor must affix a stamp bearing the words: “Signature Guaranteed”.

Please note that signature guarantees are not accepted from treasury branches or credit unions unless they are members of the stamp medallion program.

3.
If the Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, such form and the Agent’s Warrant certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.